LEASE

THIS LEASE ("Lease") is made and entered into on this 28th day of January 2005, between THE IRVING I. ROSEN FAMILY LIMITED PARTNERSHIP ("Landlord"), and BIRMINGHAM BLOOMFIELD BANCORP., INC. a Michigan corporation ("Tenant").

1. Description. Landlord in consideration of the rents to be paid and the covenants to be performed by Tenant does hereby lease unto Tenant the following described premises situated in the City of Birmingham, Michigan to wit: 33583 Woodward Avenue, Birmingham, Michigan (the "Demised Premises") subject to any state of facts that an accurate survey may show, any building and use restrictions and regulations and any restrictive covenants of record still in force. The Demised Premises includes an approximate 8,300 square foot building (the "Building"), land and parking areas located thereon. Landlord shall deliver the Demised Premises to Tenant in broom clean condition, with all of the prior occupant's personal property removed therefrom.

2. Lease Term.

(a)
Initial Term. The initial term of the Lease shall commence upon the full execution of this Lease (the "Commencement Date") and provided no event of default exists beyond any applicable notice and cure period shall continue for nine (9) months thereafter (the "Initial Term") or such earlier date as Tenant exercises its option to extend the Lease for the Initial Option Term (defined below).

(b)
Initial Option. Landlord hereby grants Tenant the option to extend the Lease for an additional period of ten (10) years (the "Initial Option Term") subject to the terms and conditions contained herein. At anytime during the Initial Term, Tenant shall have the right to exercise the option contained herein by providing written notice to Landlord at least thirty (30) days prior to the expiration of the Initial Term of its intent to extend the Lease and of the commencement date of the Initial Option Teen.

(c)
Additional Options. If Tenant exercises the Initial Option Term, then Tenant shall .have the option to extend the Lease for two (2) additional periods of ten (10) years each (each an "Additional Option Term") by providing written to Landlord of its intent to exercise an Additional Option Term at least thirty (30) days prior to the expiration of the then current term of the Lease.

(d)
Definitions. "Option Periods" as used in this Lease shall referred to collectively to the Initial Option Term and each Additional Option Term to the extent same are exercised. "Term" shall mean the Initial Term and any Option Periods.

3. Rent. Tenant hereby agrees to pay to Landlord, at the address of Landlord set forth in Section 27(g), or at such other place as Landlord may hereafter from time to time designate in writing, Base Rent, payable in monthly installments beginning on the Commencement Date and continuing on the same day of each month for the remainder of the Term, in accordance with the following payment schedule:

(a)	Initial Term. $11,000 per month.

(b)	Option Periods. The rent payable during the Option Periods shall be:

(i)	During the Initial Option Term:

Year	Per Square Foot	Monthly Amount	Annual Amount

1	$25.00	$17,291.67	$207,500
2	$25.50	$17,637.50	$211,650
3	$26.01	$17,990.25	$215,883
4	$26.53	$18,349.92	$220,199
5	$27.06	$18,716.50	$224,598
6	$27.60	$19,090.00	$229,080
7	$28.15	$19,470.42	$233,645
8	$28.71	$19,857.75	$238,293
9	$29.29	$20,258.92	$243,107
10	$29.87	$20,660.08	$247,921

(ii)
During each Additional Option Term, the rent payable under this Lease shall be equal to the annual base rent payable in the immediately preceding year of this Lease increased by two percent (2%) and shall increase by two (2%) each year thereafter (i.e. the rent payable in the first year of the first Additional Option Term shall be $247,921 x 1.02, or $252,879 payable in equal monthly installments).

(c)	Rental Adjustment. Rent for the Initial Option Term and Additional Option Terms shall be adjusted based on the actual square footage of the Building as determined by Tenant's architect.

(d)
Late Charge. If Tenant fails to pay the rent due under this Lease for more than five (5) days after same is due, Tenant shall pay Landlord a late fee of Twenty Five Dollars ($25.00) per day but not to exceed Five Hundred Dollars ($500.00).

4. Tenant Improvements. Subject to the obligation of Landlord to provide the tenant improvement allowance described herein, Tenant, at its sole cost and expense, shall have the right to improve or alter the Demised Premises in any manner it deems appropriate for its intended use. If Tenant elects to exercise its option to extend the Lease for the Initial Option Term, Landlord shall provide Tenant with a tenant improvement allowance in the amount of Two Hundred Forty Nine Thousand Dollars ($249,000.00) (the "Allowance") to be used by Tenant to improve the interior and/or exterior of the Demised Premises in any manner Tenant deems appropriate for its use of the Demised Premises. Landlord shall pay the Allowance to Tenant as follows:

(a)
one-third (1/3) of the Allowance upon submission of paid invoices for material, labor or other costs incurred in connection with the alterations and improvements to the Demised Premises in the amount of at least $83,000.00;

(b)
the next one-third (1/3) of the Allowance upon submission of additional paid invoices for material, labor or other costs incurred in connection with the alterations and improvements to the Demised Premises in the amount of at least $83,000.00 and no more.

(c)	the remaining portion of the Allowance upon presentation by Tenant to Landlord of a temporary or final certificate of occupancy.

(d)	all payments to Tenant shall be made within fifteen (15) days of Tenant's written request and delivery of the required information.

5. Real Estate Taxes and Assessments.

(a)
Initial Term. During the Initial Term only, Landlord shall be responsible for the payment of all real estate taxes, special assessment installments and other governmental charges of any kind which are attributable to the Demised Premises (collectively, the "Taxes") and which become due during the Initial Term. Taxes shall expressly exclude Landlord's estate, gift, successors, Michigan Single Business Tax, income tax or any tax attributed to Landlord as a result of a transfer at the Real Property. Within fifteen (15) days of Landlord's submission to Tenant of evidence of payment of the Taxes, Tenant shall reimburse Landlord for one--half (1/2) of such sum paid. It is the express intention that Landlord and Tenant equally share the Taxes due for 2005.

(b)
Option Periods. During the Option Periods, Tenant shall be responsible for the direct payment of all Taxes which become due and payable during the Option Periods. Upon the expiration of the Option Periods, Landlord shall reimburse Tenant for any Taxes paid prior to such expiration which are attributable to periods subsequent to the expiration, based on the so-called "due date" basis with such Taxes being treated as if they were paid in advance. Upon the commencement of the Initial Option Term, the provisions of Section 5(a) above shall cease to apply to this Lease.

6. Assignment and Subletting. Tenant covenants not to assign or transfer this Lease or sublet all or any part of the Demised Premises without the prior written consent of Landlord, whose consent will not be unreasonably withheld conditioned or delayed. In the event of any permitted assignment or transfer, Tenant shall remain fully liable to perform Tenant's obligations under this Lease. Notwithstanding the foregoing, Tenant shall have the right without Landlord's consent to assign or transfer this Lease, or sublet any portion of the Demised Premises, to (a) any entity which is a parent, subsidiary or affiliate of Tenant; (b) to any entity to which is the survivor of a merger with Tenant or which purchases substantially all of the assets or ownership interests in Tenant; or (c) to any entity that is a national bank in which Robert Farr is the president.

7. Bankruptcy. Tenant agrees that if the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be declared bankrupt or insolvent according to law by a court of competent jurisdiction, or any receiver be appointed for the business and property of Tenant, or if any assignment shall be made for the benefit of creditors, then and in such event, this Lease may be canceled at the option of Landlord unless Tenant has same reversed within sixty (60) days of such an event. Notwithstanding the foregoing, the provisions of Section 25 of this Lease shall control over this provision.

8. Right to Mortgage. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed on the Landlord's interest in the. Demised Premises; provided, however, the holder of any such mortgage must acknowledge and agree not to disturb Tenant's rights under this Lease in the event of a foreclosure so long as Tenant is not in default hereunder beyond any applicable notice and cure period. Upon reasonable prior notice, Tenant covenants and agrees to execute and deliver to Landlord such further reasonable instruments evidencing such subordination of this Lease to the lien of any such mortgage provided such instruments provide that Tenant's rights under this Lease will not to be disturbed in the event of a foreclosure so long as Tenant is not in default hereunder beyond any applicable notice and cure period. If there is an existing mortgage on the Demised Premises, Landlord shall furnish Tenant with a customary form non-disturbance agreement executed by any such mortgage holder.

9. Use and Occupancy. It is understood and agreed by the parties hereto that the Demised Premises shall be used and occupied for the construction of improvements to the Demised Premises to create a commercial bank, the operation of a commercial bank, for purposes incidental thereto and for no other purposes without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant will not use the Demised Premises for any purpose in violation of any law, municipal ordinance, or regulation.

10.  Obligation of Tenant. It is the obligation of Tenant to obtain occupancy and any other required permits.
11. Fire.

(a)
Initial Term. If during the Initial Term, the Demised Premises is damaged or destroyed by fire or other casualty, in whole or in part, Landlord shall promptly repair such damage to the condition which existed immediately prior to such casualty. The rent and other financial obligations of Tenant under this Lease shall be abated on a pro rata basis with respect to the portion of the Building rendered untenantable. Further, all time periods relative to the exercising of the option to extend the Lease for Initial Option Term and the commencement of the Initial Option Teen shall be extended for the number of days the Building or any portion thereof is rendered untenantable. If Tenant reasonably determines that the Demised Premises cannot be restored within one hundred (120) days, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within thirty (30) days after the date of such damage.

(b)
Option Periods. If, during any of the Option Periods, the Demised Premises is damaged or destroyed in whole or in part, by fire or any other casualty, Tenant will restore the Demised Premises (to the extent insurance proceeds are available) same to a good and tenantable condition with reasonable dispatch and the rent herein provided shall not abate for any reason unless such damage or destruction was a result of Landlord's acts or omissions. Notwithstanding the foregoing, if such damage or destruction occurs during the last three (3) years of any of the Option Periods or if the insurance proceeds are insufficient to repair or restore the Demised Premises, Tenant shall have the right not to repair the Demised Premises but to terminate the Lease and to pay any insurance proceeds received to Landlord.

12. Repairs, Alterations and Maintenance. Tenant, at its sole cost and expense, shall be responsible for the keeping the interior and exterior portions of the Demised Premises in a good state of repair including without limitation: the roof, gutters, heating and air conditioning, maintenance and operation, front and rear doors, internal and external walls, floors including tile and carpeting, plumbing, utilities, ceiling and ceiling fixtures, payment of all fees snow removal and lawn maintenance, and all repairs and alterations, of every nature, kind and description.

13. Insurance and Indemnification.

(a)
Tenant Insurance Requirements. Tenant shall keep in full force and effect, at its sole cost and expense, with respect to the Demised Premises, the following types of insurance in the amounts specified:

(i)
During the entire term, and during the portions of the Term  Comprehensive public liability and property damage insurance  with limits of liability not less than Three Million Dollars  ($3,000,000.00) per occurrence for bodily injury, personal injury  or death, or property damage.

(ii)	During the Option Periods, Tenant, at its sole cost and expense shall keep the All-Risk Insurance (as defined below) in full force and effect.

All policies of insurance required to be maintained by Tenant under this Lease shall be issued by an insurance company licensed to do business in Michigan and shall name Landlord and any other parties in interest designated by Landlord and Tenant as additional insured as their respective interests may appear, and shall contain a provision that the insurer will not cancel, change or fail to renew the insurance without endeavoring to give Landlord thirty (30) days prior written notice. Tenant shall furnish to Landlord certificates of insurance evidencing the insurance carried under this Lease within fifteen (15) days of execution for the insurance required under Section 13(a)(i) and within fifteen (15) days after the commencement of the Initial Option Term for the insurance required under Section 13(a)(ii). If Tenant fails to obtain such insurance, Landlord shall have the right to Landlord obtain such insurance and Tenant agrees that it will forthwith on demand pay to the Landlord the cost thereof with interest at seven percent (7%) per annum.

(b)	Landlord Insurance Requirements. During the Initial Term, Landlord, at its sole cost and expense, shall maintain the All-Risk Insurance in full force and effect.

(c)
All-Risk Insurance Defined. "All Risk Insurance" shall mean fire and extended coverage insurance covering the structures located on the Demised Premises and all other structural improvements (excluding Tenant's trade fixtures, furnishings and equipment) against loss or damage by fire, windstorm, hail, smoke damage and vandalism and malicious mischief and such other risks as are from time to time covered under an "extended coverage" endorsement in an amount equal to the full replacement cost of the Building with a commercially reasonable deductible.

(d)	Indemnification.

(i)
Tenant shall indemnify and hold harmless Landlord, its members, employees, successors and assigns, from and against all claims, causes, causes of action, judgments, liabilities, obligations, losses, costs and expenses (including court costs and reasonable attorneys' fees) arising from, related to or as a result of: (a) any accident, injury, death, loss or damage whatsoever to any person or to the property of any person, including the person and property of Landlord and its employees, agents, clients, licensees, invitees, contractors and subtenants, that occurs during the Term, within the Building or Premises, and/or (b) any act or omission of Tenant or any agent, contractor, officer, employee, subtenant, licensee, invitee or client of Tenant, excluding in each case any claims based upon or arising out of the intentional acts, negligence or willful misconduct of Landlord or any claims based on any harm to persons or damage to property caused by Landlord, its contractors or subcontractors. It is understood and agreed that allpersonal property of any kind, nature or description whatsoever, kept, stored or maintained upon or in the Building shall be kept, stored or maintained at the sole risk and responsibility of Tenant exclusively. The foregoing indemnity obligations shall survive the cancellation or termination of this Lease, and shall be without exception, and without the right to seek contribution from Landlord.

(ii)
Landlord shall indemnify and hold harmless Tenant, its officers,  shareholders, employees, successors and assigns, from and  against all claims, causes, causes of action, judgments, liabilities,  obligations, losses, costs and expenses (including court costs  and reasonable attorneys' fees) arising from, related to or as a  result of any act or omission of Landlord or any agent,  contractor, officer, employee, licensee, invitee, excluding any  claims based upon or arising out of the intentional acts,  negligence or willful misconduct of Tenant or any claims based on  any harm to persons or damage to property caused by Tenant, its   contractors or subcontractors. The foregoing indemnity  obligations shall survive the cancellation or termination of  this Lease, and shall be without exception, and without the  right to seek contribution from Tenant.

(e)
Waiver of Subrogation. Landlord and Tenant, on behalf of  themselves and their respective insurance carriers, hereby  release each other and their respective agents and employees  from any and all liability to each other or anyone claiming  through or under them by way of subrogation or otherwise  for any loss or damage to property caused by or resulting  from risks insured against under fire or extended coverage  casualty insurance carried by the parties and in force at the  time of any such loss or damage; provided, however, that this  release shall be applicable and in force and effect only with  respect to loss or damage occurring during such time as the  releasor's policies contain a clause or endorsement to the  effect that any such release shall not adversely affect or  impair such policies or prejudice the right of the releasor to  recover thereunder. Landlord and Tenant each agrees that it will  request its insurance carriers to include in its policies such  a clause or endorsement, and will include such a clause  only so long as it is includable without additional cost, or if  there is an additional cost, only so long as the other party pays  such additional cost. Each party will notify the other of any  such additional cost, and such other party may, at its  election, pay the applicable amount.

14.  Eminent Domain.

(a)
If any portion of the floor area of the Building is condemned or taken in any manner, including without limitation any conveyance in lieu of condemnation, for any public or quasi public use ("Taken"), or if access to the Demised Premises is substantially impaired as a result of any such condemnation, then Tenant shall have the right, but not the obligation, to terminate this Lease by the delivery of written notice thereof to Landlord within thirty (30) days after written notice of such taking is delivered to Landlord and Tenant by the condemning authority. If Tenant so elects to terminate this Lease, the Term of this Lease shall cease and terminate as of the date title is vested in the condemning authority. The whole of any award or compensation for any portion of the Demised Premises Taken, including the value of Tenant's leasehold interest under the Lease, shall be solely the property of Landlord; provided, however, Landlord shall reimburse Tenant for any leasehold improvement made to the Demised Premises in excess of the Allowance. Tenant is not precluded from seeking, at its own expense, an award from the condemning authority for loss of the value of any trade fixtures or other personal property in the Demised Premises, or moving expenses, provided that the award for such claim or claims shall not diminish the award made to Landlord. In the event the Demised Premises or any portion are Taken, Tenant shall have no claim against Landlord for the value of any unexpired Terms of this Lease or otherwise.

(b)
In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the Lease shall continue in full force and effect and there shall be no reduction in rent.

15. Compliance with Laws. At all times during this Lease, Tenant shall comply with all laws, orders, regulations and ordinances applicable to its use and occupancy of the Demised Premises. Landlord represents and warrants that as of the date of this Lease, Landlord has no knowledge of any violation of law with respect to the Demised Premises.

16. Condition of Premises. Tenant further acknowledges that it has examined the Demised Premises prior to the making of this Lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by the Landlord or his agent which are not herein expressed, and the Tenant hereby accepts the Demised Premises in their present condition at the date of the execution of this Lease.

17. Gas, Water, Heat, Electricity: Tenant will pay all charges made against said Demised Premises for gas, water, heat, air conditioning and electricity, and during the Option Periods shall pay charges for repairs or replacement thereof, during the continuance of this lease, as the same shall become due.

18. Access To Premises. During the Initial Term and upon reasonable prior notice to Tenant, Landlord shall have the right to enter upon the Demised Premises at all reasonable hours for the purpose of inspecting the same. During the Option Periods, any such entry onto the Demised Premises shall be only with the accompaniment of a representative of Tenant. If the Landlord reasonably deems any repairs necessary he may demand that the Tenant make the same and if same are Tenant's obligation and should Tenant refuse or neglect to commence such repairs and complete the same with reasonable dispatch Landlord may make or cause to be made such repairs and shall not be responsible to Tenant for any loss or damage that may accrue to his business by reason thereof, and if Landlord makes or causes to be made such repairs Tenant agrees that it will forthwith on demand pay to the Landlord the cost thereof with interest at seven percent (7%) per annum.

19. Reentry. In case any rent shall be due and unpaid for more than ten (10) days after written notice to Tenant or if default be made in any of the covenants herein contained for more than thirty (30) days after written notice to Tenant, then Landlord shall be permitted, subject to applicable law, to reenter into, repossess the Demised Premises and to remove Tenant and each and every occupant.

20. Quiet Enjoyment. Landlord covenants that Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the Demised Premises for the term of this Lease and that Tenant's quiet enjoyment of the Demised Premises will not be disturbed by Landlord or anyone claiming by, through or under Landlord.

21.  Surrender The Demised Premises, including the Building, any alterations, additions and improvements thereto, except movable office furniture, trade features and Tenant’s personal property, shall remain upon, and be surrendered with the Demised Premises, and shall be the property of Landlord at the termination of this Lease.

22. Remedies Not Exclusive. It is agreed that each and every of the rights, remedies and benefits provided to Landlord and Tenant by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law. Notwithstanding anything to the contrary contained in this Lease, Landlord shall provide Tenant with at least ten (10) days written notice in the event of a monetary default and at least (30) days written notice in the event of a non-monetary default prior to pursuing any remedy. If Tenant cures any alleged default (or commences such cure and diligently pursues same) during such cure periods, Landlord shall be prohibited from pursuing any remedies at law or provided under this Lease.

23.  Waiver. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a further breach of the same covenant or condition.

24. Holding Over. It is hereby agreed that in the event of the Tenant herein holding over after the termination or expiration of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary.

25. FDIC Clause. Notwithstanding any other provisions contained in this Lease, in the event Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interest under this Lease shall be levied upon or sold under execution or other legal process by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority, provided, that in the event this Lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired Lease shall be by law no greater than an amount equal to all accrued and unpaid rent to the date of termination.

26. Attorneys Fees. If either party hereunder commences an action against the other party to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover its actual attorney fees and expenses incurred in prosecuting or defending the action.

27. Miscellaneous.

(a)
Authority. Landlord and Tenant each represent to the other party that the person executing this Lease on behalf of such party is duly authorized to execute and deliver this Lease, and that each such party has taken all action necessary to authorize the execution and performance of its respective obligations under this Lease.

(b)
Delays. In the event either party is delayed or prevented from the performance of any of its obligations under this Lease, by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason not within the reasonable control of such party, then the performance of such act shall be excused for the period of the delay, and the period for the performance of such act shall be extended for a period equivalent to the delay.

(c)	Recording. Tenant shall have the right to record a memorandum of this Lease. Landlord shall execute such memorandum upon request of Tenant.

(d)	Successors. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, personal representatives, successors and assigns.

(e)
Severability. If any provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable in any manner, the remaining provisions of this Lease shall nonetheless continue in full force and effect without being impaired or invalidated in any way. In addition, if any provision of this Lease may be modified by a court of competent jurisdiction such that it may be enforced, then said provision shall be so modified and as modified shall be fully enforced.

(f)
Entire Agreement. This Lease and the Exhibits attached set  forth all the covenants, promises, agreements, conditions and  understandings between Landlord and Tenant. No alteration,  amendment, change or addition to this Lease shall be binding  upon Landlord or Tenant unless reduced to writing and signed  by each party.

(g)
Notices. Any notice, demand, request, consent or other  instrument which may be or is required to be given under this  Lease shall be in writing and sent by United States registered  or certified mail, return receipt requested, bearing adequate  postage prepaid, or by overnight express courier when such  courier can provide evidence of the date of delivery, and shall  be effective upon delivery or refusal to accept delivery. All  such notices shall be sent to the following addresses:

If To Landlord:	Irving I. Rosen Family Limited Partnership
Attn: Irving I. Rosen
10105 Ashwood Place
Boynton Beach, FL 33437

Summer Residence
37132 Fox Chase
Farmington Hill, MI 48331

If To Tenant:	Birmingham Bloomfield Bancorporation
At the Demised Premises with a copy to:
Attn: Robert Farr
22518 Fiddlers Cove
Beverly Hills, MI 48025

Any party to this Lease may at any time change the address for notices to that party by giving notice in this manner.

28. Environmental Laws.

(a)
To Landlord's knowledge, the Demised Premises do not contain Hazardous Materials in violation of any Environmental Laws or in excess of generic residential cleanup criteria under Part 201 of the Natural Resources and Environmental Protection Act.

(b)
Tenant, its agents, employees, sublessees or assignees, if any, shall not discharge, release or dispose of, on, in or under the Demised Premises, any substances or materials which will cause the Demised Premises, or any part thereof, to be in violation of any federal, state or local health or safety statute, ordinance, rule, regulation, order or decree relating to the environment or imposing liability or standards concerning or in connection with the presence, storage, use, maintenance and/or removal of asbestos, PCB transformers, oil based products or other hazardous, dangerous or toxic materials, waste or substances (collectively the "Hazardous Materials"), including any common law theories based on nuisance, negligence or strict liability (collectively the "Environmental Laws"). Tenant shall defend and indemnify Landlord from and against any losses, claims, damages, penalties, liabilities, costs (including cleanup costs) and expenses (including reasonable attorneys' fees) resulting from Tenant's, its agents', employees', sublessees' or assignees' breach or violation of any such Environmental Laws during the Term. Tenant represents that Tenant does not and shall not utilize any Hazardous Materials in connection with their intended uses of the Building and Premises except for such Hazardous Materials which are used in compliance with all Environmental Laws.

(c)
Landlord shall defend and indemnify Tenant from and against any losses, claims, damages, penalties, liabilities, costs (including cleanup costs) and expenses (including reasonable attorneys fees) resulting from (a) any breach of Landlord representation contained in this Section 28; and/or (b) the violation of any Environmental Law or the presence of any Hazardous Materials located on the Premises that, in each case, occurred or existed prior to the date of this Lease. The foregoing indemnity obligations shall survive the termination or cancellation of this Lease.

29. Brokers.

(a)
Except for Chris Galvin and Cumberland Real Estate Advisors (the "Broker"), Landlord represents and warrants to Tenant, that there are no claims for brokerage commissions or finder's fees in connection with this Lease as a result of the contracts, contacts or actions of Landlord and Landlord agrees to indemnify Tenant and hold it harmless from all liabilities arising from an alleged agreement or act by Landlord (including, without limitation, the cost of counsel fees in connection therewith and any sums due and owing to the Broker; such agreement to survive the termination of this Lease. Tenant represents and warrants to Landlord that there are no claims for brokerage commissions or finder's fees in connection with this Lease as a result of the contracts, contacts or actions of Tenant, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim arising from an alleged agreement or act by Tenant (including, without limitation, the cost of counsel fees in connection therewith); such agreement to survive the termination of this Lease.

(b)	Pursuant to a separate agreement, Landlord has agreed to pay the Broker the sum of Sixty Six Thousand Dollars ($66,000).

30. Security Deposit. Upon the execution of this Lease, Tenant has deposited with Landlord the sum of Seventeen Thousand Two Hundred Ninety One and 67/100 Dollars ($17,291.67) (the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within thirty (30) days after demand therefore deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. If Tenant performs all of Tenant's obligations hereunder, the Deposit or so much thereof as had not theretofore been applied by Landlord shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term and after Tenant has vacated the Demised Premises.

31. Landlord's Contribution. Landlord's obligation for the Allowance, brokerage commissions, fees, taxes, and payments of every kind and nature under this Lease shall be limited to Three Hundred Fifteen Thousand Seven Hundred Two Dollars ($315,702.00). Notwithstanding the foregoing, Landlord shall remain responsible for the payment of Taxes under Section 5(a) and All Risk Insurance under Section 13(b) in excess of this limitation.

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THIS LEASE AGREEMENT was executed on the day and year first above written.

LANDLORD:

IRVING I. ROSEN FAMILY LIMITED PARTNERSHIP, a Michigan limited partnership

By: /s/ Irving I. Rosen President of Irving I. Rosen Family Ltd. Partnership
Irving I. Rosen, General Partner

TENANT:

BIRMINGHAM BLOOMFIELD
BANCORPORATION, a Michigan corporation

By: /s/ Robert Farr
Robert Farr, President